SUBLEASE BETWEEN
MEREDITH CORPORATION, SUBLANDLORD
AND
INTRALINKS, INC. SUBTENANT

THIS SUBLEASE is made as of the 24th day of September, 2007, by and between Meredith Corporation, an Iowa corporation, having an office at 1716 Locust Street, Des Moines, Iowa 50309 (hereinafter called "Sublandlord"), and Intralinks, Inc., a Delaware corporation, having an office at 1372 Broadway, New York, New York 10018 (hereinafter called "Subtenant").

WITNESSETH

WHEREAS:
A.           By lease dated September 6, 1996, (which lease as the same has been or may be amended is hereinafter referred to as the "Overlease"), Hiro Real Estate Co. (hereinafter called "Overlandlord") leased to Gruner + Jahr Printing and Publishing Company, predecessor in interest and title to Sublandlord with respect to certain space (hereinafter called the "Leased Space") in the building known as 150 East 42nd Street, New York, New York (hereinafter called the "Building") in accordance with the terms of the Overlease. The documents comprising the Overlease are set forth on Exhibit A annexed hereto.
B.           Sublandlord and Subtenant desire to consummate a subleasing of a portion of the Leased Space on terms and conditions contained in this agreement (hereinafter called the "Sublease").
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is hereby agreed as follows:

1.
1.1.           Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord the Premises (defined herein) consisting of a portion of the 8th Floor of the Leased Space (the "Premises") which space is shown on Exhibit B annexed hereto and made a part hereof, consisting of an approximate and agreed-upon 28,100 rentable square feet, for a term (the "Sublease Term") to commence on the later of Overlandlord's consent to the subleasing of the Premises by way of this Sublease or the completion of the Sublandlord's Demising and Demolition Work (the "Sublease Commencement Date") and to end on July 30, 2011 (hereinafter called the "Sublease Expiration Date"). Subtenant shall furnish drawings and specifications for the demolition work which it wishes to have Sublandlord perform (Sublandlord's "Demolition Work") within five (5) business days after receiving from Sublandlord a signed copy of this Sublease, notwithstanding the fact that Subtenant acknowledges that this Sublease shall be effective only when and if Overlandlord provides written consent. Sublandlord shall perform the demolition work using a general contractor selected through customary competitive bidding practices. Subtenant shall reimburse Sublandlord for Sublandlord's Demolition Work within thirty (30) days of the Sublease Commencement Date. Provided that Subtenant has timely furnished the demolition drawings and specifications as provided above and further provided that the scope and scale of work allows, Sublandlord's Demising and Demolition Work shall be completed no later than fifteen (15) business days after the receipt of Overlandlord's consent. If Sublandlord fails to complete Sublandlord's Demising and Demolition Work and deliver possession of the Premises for any reason, other than delays caused by Subtenant, within thirty (30) business days of Overlandlord's consent, then Subtenant shall have the right to terminate this Sublease upon five (5) days written notice to Sublandlord, unless Sublandlord shall deliver the Premises to Subtenant, in the condition required herein, within such five (5) day period.

(a)           The fixed rental rate shall be One Million One Hundred Ninety Four Thousand Two Hundred and Fifty Dollars ($1,194,250) per annum during the period commencing on the Sublease Commencement Date and ending twelve months later (i.e., $99,521 per month).
(b)           Fixed rent shall increase 2% on each annual anniversary of the Sublease Commencement Date and be paid by Subtenant to Sublandlord at Sublandlord's address set forth above (or such other location as Sublandlord shall designate) by check drawn on a bank which is a member of the New York Clearing House Association in equal monthly installments in advance, on the first day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever, except that Subtenant shall not be required to pay monthly rent of $99,521 for the first four (4) months of the Sublease Tem. The first three (3) months of rent abatement reflect a rent-free period and the fourth month of rent abatement is in lieu of Sublandlord's contribution to Subtenant's alterations to the Premises (hereinafter collectively referred to as "Rent-Free Period"). All fixed rent payable by Subtenant pursuant to Section 1.1 or 1.2 of Sublease shall be hereinafter called "Rent".
1.2.           Real Estate Taxes: Subtenant shall pay a proportionate share of increases of real estate taxes over a 2007/2008 fiscal base year. Special or general assessments, if billable, are to be billed as though paid over the longest period permitted by law. The real estate tax base year amount, for purposes of calculating Subtenant's escalation, shall not be reduced by certiorari or otherwise once it appears on the tax rolls. Subtenant's proportionate share shall be the quotient of a fraction, the numerator of which is the Premises' rentable area (28,100 sq. ft.) and the denominator of which shall be the Building's currently agreed upon rentable area (1,452,729 sq. ft.).

1.3           Security Deposit: Subtenant shall deposit six (6) months rent or $597,126 in cash as security for the faithful performance and observance by Subtenant of the terms and conditions of this Sublease. In lieu of the cash security deposit, Subtenant may deliver to Sublandlord and shall maintain in effect at all times during the Sublease term an irrevocable letter of credit in the same amount as the cash security deposit otherwise required. If Subtenant has not previously defaulted its obligation to pay Rent, the security deposit shall be reduced to three (3) months Rent or $298,563 on the second anniversary of the Sublease Commencement date.
1.4           Option to Extend: Subtenant shall have the right to extend its Sublease of the Premises for the term and upon the conditions provided in the Overlease, subject, however, to Sublandlord's extension of the Overlease and Sublandlord's election to recapture the space for its own use. Subtenant shall provide notice not less than six (6) months before the end of the initial Sublease Term or such earlier date as the Overlease may require.
1.5           Right of First Offer: Subtenant shall have a right of first offer on the balance of Sublandlord's remaining space on the 8th Floor of the building (the "Remaining Premises"), as such space may become available (but in any event, at any time during the Sublease Term hereof that Sublandlord determines to cease occupying such space for its own operations), at the same rental and escalation rates as provided for herein, Sublandlord will notify Subtenant in writing of any such availability. Subtenant shall then have ten (10) business days in which to advise Sublandlord whether it will proceed with a Sublease of the Remaining Premises or any portion thereof, which shall be memorialized by modification to this Sublease which increases the rented square footage by an approximate and agreed upon 15,204 rentable square feet, and, accordingly, the Rent due under this Sublease and any such modification. If Subtenant declines to exercise such right or does not respond to Sublandlord's notice within such ten (10) business day period, then Sublandlord may sublease the Remaining Premises or any portion thereof in its discretion to any third party; provided, however, that: (i) Sublandlord shall not lease the Remaining Premises or any portion thereof to a third party at a price per square foot less than the Rent payable by Subtenant hereunder without first offering the Remaining Premises or any portion thereof to Subtenant at such reduced rate, and (ii) if Sublandlord does not enter into a sublease with a third party for the Remaining Premises or any portion thereof within six (6) months after delivery of its notice of availability to Subtenant, then Subtenant's right of first offer shall be renewed and a new notice of availability must be delivered to Subtenant before any offer for the Remaining Premises or any portion thereof is made or accepted with a third party.

2.
2.1.           Assignment and/or Subletting: Subtenant shall have the right to assign or sublease all or part of the Premises to Subtenant's affiliates or parent company or to any company Subtenant has acquired or with which it has merged, or which has acquired Subtenant (collectively referred to as a "Related Entity"), without Sublandlord's prior written consent. All other subleases or assignments will be subject to Sublandlord's consent, which will not be unreasonably withheld or delayed. Sub-sublease rent in excess of Rent payable under this Sublease shall be shared equally between Sublandlord and Subtenant after Subtenant has recaptured all of the costs it has incurred in connection with any such assignment or sublease provided that no such sharing shall be due in connection with a sub-sublease or assignment to a Related Entity. Sublandlord shall have the right to recapture the premises if Subtenant assigns this Sublease or shall have the right to recapture the affected portion of the Premises if Subtenant sub-subleases any portion of the Premises for the then balance of the Sublease Term, provided that (i) Sublandlord shall have no right of recapture in connection with any assignment or sub-sublease between Subtenant and a Related Entity, and (ii) in connection with any sub-sublease to a non-related entity, the portion of the Premises to be so sublet must be (a) capable of being demised in accordance with applicable law, and (b) must constitute a marketable unit of space.

3.
3.1           Except as herein otherwise expressly provided and except for the obligation to pay Rent and additional rent under the Overlease, all of the terms, covenants, conditions and provisions in the Overlease, to the extent that they relate to the Premises, are hereby incorporated in, and made a part of this Sublease, and such rights and obligations as are contained in the Overlease are hereby imposed upon the respective parties hereto; the Sublandlord herein being substituted for the Landlord named in the Overlease, and the Subtenant herein being substituted for the Tenant named in the Overlease; provided, however, that the Sublandlord herein shall not be liable for any defaults, or representations or warranties made by Overlandlord in such Overlease. Subtenant and Sublandlord each covenant and agree that they shall not act nor omit any action which such action or omission would have the effect of creating a breach on the part of Sublandlord or Subtenant or its respective successors and assigns, of any of the terms, provisions, covenants or conditions of the Overlease, and each further agree that they shall not do or omit or permit anything to be done which would cause the Overlease to be terminated or forfeited by virtue of any rights of termination or forfeiture reserved or vested in Overlandlord in accordance with the terms of the Overlease.

3.2           If the Overlease shall be terminated for any reason during the term hereof, then and in that event, this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof unless the termination results from the action or omission of Sublandlord or a breach or default under the Overlease by Sublandlord. Sublandlord shall promptly notify Subtenant if Sublandlord shall default in any of its obligations under the Overlease. Should Sublandlord fail to cure said default within a reasonable time, then Subtenant may, but shall have no obligation to, cure such default on behalf of Sublandlord. In the event of such Sublandlord default, Sublandlord shall reimburse, hold harmless and indemnify Subtenant for any and all amounts required to be paid and obligations required to be incurred by Subtenant to cure such default. In addition to whatever additional remedies Subtenant may have, Subtenant may deduct from the Rent, Real Estate Taxes and any additional rent due hereunder, Subtenant's cost and expense of curing such default.

Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to possession, Subtenant will at once surrender and deliver up the Premises in good condition and repair, reasonable wear and tear excepted. Notwithstanding any language to the contrary contained in this Sublease, Subtenant agrees that Sublandlord may at any time after the date hereof surrender the Overlease and the Leased Space thereunder to Overlandlord, provided Overlandlord shall deliver a written agreement to Subtenant providing that notwithstanding such surrender Overlandlord shall not disturb Subtenant's occupancy of the Premises so long as Subtenant is not in default hereunder if Subtenant shall at Overlandlord's election either (i) attorn to Overlandlord as if Overlandlord were the Sublandlord hereunder or (ii) enter into a lease with Overlandlord for the remaining Sublease Term on the same terms and conditions contained herein.
3.3           For purposes of this Sublease, Sections 1.2, 1.3, 1.4, 1.8, 4.1, 4.2, 4.6, 4.7, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 14.6, 29, last two sentences of 30.1, 37, 38, 39, Exhibit Q and Schedules 2 and 3 of the Lease, First Amendment of Lease, and the Second Amendment of Lease, and all references in the Overlease to the aforesaid Sections of the Overlease shall not be deemed incorporated in or made a part hereof nor any other provision of the Overlease which does not bear in any respect on the occupancy of the Premises by the Subtenant. For purposes of this Sublease, Section 10.2. (a) (i) shall be modified by (i) naming Subtenant as an additional insured under the policy of commercial general liability insurance which Sublandlord is obligated to maintain as Tenant under the Overlease and (ii) to change the minimum limit with respect to each occurrence by deleting $5,000,000 and substituting $2,000,000.

4.
4.1.           Subtenant has examined the Premises, is aware of the physical condition thereof, and agrees to take the same "as is," in its current condition and state of repair, latent defects related to or arising from the existing tenant installations excepted. Notwithstanding the foregoing, nothing in this Sublease shall be interpreted to release Overlandlord from liability for latent defects in the Premises whether or not arising in connection with a tenant installation, and Sublandlord shall take appropriate action to secure the remedy of any such latent defects or shall permit Subtenant to act in Sublandlord's name as more particularly provided in Section 7.1 of this Sublease. Notwithstanding the foregoing, Sublandlord, at its sole cost and expense, except as specifically provided herein, shall complete and/or supply the following work:
a.           Provide a base-building HVAC system that performs in accordance with the Overlease.
b.           Deliver premises that are fully ADA compliant, including life safety systems, with fully code-compliant sprinklers and fire safety equipment installed as required, and access to ADA compliant base-building lavatories.
c.           Deliver premises, and areas that are free of known asbestos and known hazardous substances. To the extent that Subtenant's alterations to the Premises reveal the existence of asbestos or other hazardous substances in the Premises, Sublandlord shall be responsible, at its sole cost and expense, for the prompt removal or abatement of such substance in full compliance with law.

d.           Deliver premises that are fully demised in accordance with all applicable laws, per the attached plans and specifications as set forth on Exhibit C attached hereto.
e.           Deliver premises broom-clean and vacant, except Sublandlord shall leave in place the existing furniture at no cost to Subtenant. The Subtenant shall dispose of any unwanted furniture as it deems appropriate at its sole cost and expense.
f.           Deliver the Premises with Sublandlord's Demolition Work having been completed.
4.2.           Subtenant shall have the right to competitively bid the making of alterations to its premises, using qualified contractors of Subtenant's choice. Subtenant shall pay to Sublandlord actual and reasonable costs incurred for the review of drawings and inspection of work, but shall pay Sublandlord no other fees in connection with its build-out, including supervisory, management or overhead fees, unless for services requested and actually rendered.
4.3.           Subtenant shall be permitted to install supplement cooling and heating equipment to serve portions of its premises 24 hours per day, 7 days per week, subject to Overlandlord's approval. Sublandlord shall cooperate with Subtenant in obtaining Overlandlord's permission to locate its HVAC units on adjacent or nearby roof setbacks. Subtenant shall pay any and all initial and ongoing charges relative to supplemental HVAC. Sublandlord shall use best efforts to facilitate Subtenant's completion and approval of the proposed installation of such equipment, however, Sublandlord shall not be required to incur any cost or expense in connection therewith unless the Subtenant shall have agreed in writing to reimburse Sublandlord for such expenses.

5.
5.1.           Subtenant agrees that the Premises shall be occupied only as executive, administrative and general offices for Subtenant's business.
6.
6.1.           This Sublease is conditioned upon the consent by Overlandlord to this Sublease which consent shall be evidenced by Overlandlord's signature appended hereto or a separate consent in the form utilized by Overlandlord for such purposes.
6.2.           Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Overlandlord. Sublandlord shall use diligence and make commercially reasonable efforts to obtain such consents, provided that if Overlandlord should refuse such consent or approval, Subtenant agrees that Sublandlord shall not be required to dispute any determinations or other assertions or claims of Overlandlord regarding such refusal. Should Sublandlord elect not to dispute any such determinations, assertions or claims by Overlandlord, Sublandlord hereby grants Subtenant the right to dispute the same in its own name without Sublandlord's consent and the right to resolve such disputes to its own satisfaction, provided that Subtenant shall bear any and all costs and expenses of any such dispute and/or settlement and provided further that Sublandlord shall not be bound without its consent by any settlement, agreement or resolution reached by Subtenant and Overlandlord in regard to any such dispute, or by any decree, judgment or penalty resulting therefrom.

7.
7.1.           Subtenant acknowledges that all services, repairs, restorations, equipment and access to and for the Premises and any insurance coverage of the Building will in fact be provided by Overlandlord, and Sublandlord shall have no obligation during the term of this Sublease to provide any such services, repairs, restorations, equipment, access or insurance. Subtenant agrees to look solely to Overlandlord for the furnishing of such services, repairs, restorations, equipment, access and insurance. Sublandlord shall in no event be liable to Subtenant nor shall the obligations of Subtenant hereunder be impaired or the performance thereof excused because of any failure or delay on Overlandlord's part in furnishing such services, repairs, restorations, equipment, access or insurance. If Overlandlord shall default in any of its obligations to Sublandlord with respect to the Premises, Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord's rights against Overlandlord, but Sublandlord shall have no obligation to bring any action or proceeding or to take any steps to enforce Sublandlord's rights against Overlandlord. If, after written request from Subtenant, Sublandlord shall fail or refuse to take appropriate action for the enforcement of Sublandlord's rights against Overlandlord with respect to the Premises within a reasonable period of time considering the nature of Overlandlord's default, Subtenant shall have the right to take such action in its own name, and for that purpose and only to such extent, all of the rights of Sublandlord under the Overlease hereby are conferred upon and assigned to Subtenant and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Premises. If any such action against Overlandlord in Subtenant's name shall be barred by reason of lack of privity, nonassignability or otherwise, Subtenant may take such action in Sublandlord's name provided Subtenant has obtained the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed, provided, and Subtenant agrees, that Subtenant shall indemnify and hold Sublandlord harmless from and against all liability, loss, damage or expense, including, without limitation, reasonable attorney's fees, which Sublandlord shall suffer or incur by reason of such action. Notwithstanding the foregoing in regard to Sublandlord's provision of services to Subtenant, Sublandlord shall, at Subtenant's election, provide Subtenant and the Premises with security services. Subtenant shall pay its proportionate share of all out of pocket costs to Sublandlord in connection with providing the foregoing services. Subtenant upon written notice to the Sublandlord, given at any time, may discontinue the use of all or any part of the foregoing services, and subject to Section 15.1 may install its own security system.

7.2.           Anything contained in any provisions of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Premises, to comply with and remedy any default claimed by Overlandlord and caused by Subtenant, within the period allowed to Sublandlord as tenant under the Overlease, even if such time period is shorter than the period otherwise allowed in the Overlease, due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord. Sublandlord agrees to forward to Subtenant, upon receipt thereof by Sublandlord, and in all events, no later than one (1) business day thereafter, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Overlease. Subtenant agrees to forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Overlandlord or from any governmental authorities.

8.
8.1           Shared Access: Subtenant shall grant Sublandlord reasonable access to the freight elevator and the Sublandlord's telephone closet (Meredith room number designation 08-N211) located within the Premises. Meredith acknowledges that IntraLinks' business requires safeguarding confidential client information and agrees that except in the case of emergency threatening imminent danger to life or property, Meredith shall have access to the telephone closet only during business hours and only when accompanied by a representative from IntraLinks. IntraLinks shall have the right to install a surveillance camera in the telephone closet and to secure the telephone closet using a card key or similar access system of IntraLinks' selection, provided that the vendor and system are approved pursuant to Section 15.1 below if relevant. Upon request from Meredith, IntraLinks will provide Meredith with a reasonable number of card keys for access to the telephone closet. Each person receiving a card key will be specifically identified to IntraLinks. Meredith will advise each such person of IntraLinks' need to safeguard the confidentiality of information which IntraLinks receives and transmits, and will advise each person who receives such a card key of the agreements contained in this Section 8.1. Meredith shall take no action which would result in discontinuing the supply of electrical power to the telephone closet.

9.
9,1           Sublandlord represents and warrants (a) that it is the holder of the interest of the tenant under the Overlease, (b) that the Overlease is in full force and effect, (c) that neither Sublandlord or Overlandlord are currently in default under the terms of the Overlease, nor are any conditions present that could ripen into a default under the terms of the Overlease.
10.
10.1           This Sublease is subject to, and Subtenant accepts this Sublease subject to, any amendments and supplements to the Overlease hereafter made between Overlandlord and Sublandlord, provided that any such amendment or supplement to the Overlease will not prevent or adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease or in any other way materially adversely affect Subtenant.
10.2           This Sublease is subject and subordinate to the Overlease and to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and all renewals, modifications, replacements and extensions of any of the foregoing. This Section 10.2 shall be self-operative and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may request.
11.
11.1           Sublandlord and Subtenant covenant, warrant and represent that they have not dealt with any broker or finder except Cushman & Wakefield, Inc., as agent for Sublandlord ("Sublandlord's Broker") and Commercial Tenant Real Estate Representation, Ltd., as agent for Subtenant ("Subtenant's Broker" and together with Sublandlord's Broker, the "Brokers") concerning the renting of the Premises to Subtenant. Sublandlord and Subtenant agree to indemnify and hold each other harmless from and against any claims or suits for a brokerage commission or finder's fee arising out of any conversations or negotiations had by Sublandlord or Subtenant, respectively, with any broker or finder with respect to this Sublease, except the Brokers. Sublandlord agrees to pay any fee or commission owing to the Brokers pursuant to a separate agreement made by Sublandlord and Sublandlord's Broker, which agreement provides for Subtenant's Broker to be compensated pursuant to a separate agreement made between the Brokers.

12.
12.1           Subtenant shall pay to Sublandlord any "Tenant Surcharges." "Tenant Surcharges" shall mean any and all amounts other than Rent and Article 5 Rent which, by the terms of the Overlease, become due and payable by Sublandlord to Overlandlord as additional rent or otherwise and which would not have become due and payable but for the acts, requests for services, and/or failures to act of Subtenant, its agents, officers, representatives, employees, servants, contractors, invitees, licensees or visitors under this Sublease, including, but not limited to: (i) any increases in Overlandlord's fire, rent or other insurance premiums, resulting from any act or omission of Subtenant, (ii) any additional charges to Sublandlord on account of Subtenant's use of heating, ventilation or air conditioning after hours, (iii) any charges which may be imposed on Sublandlord, to the extent that such charges are attributable to the Premises or the use thereof or services or utilities provided thereto, and (iv) any additional charges to Subtenant on account of Subtenant's use of cleaning and elevator services after hours or in excess of normal usage. Notwithstanding the foregoing, Subtenant shall have no liability for charges payable by Sublandlord (as tenant under the Overlease) pursuant to Articles 5.1 and 5.5 thereunder. Within a reasonable time after receipt by Sublandlord of any statement or written demand from Overlandlord including any Tenant Surcharges, Sublandlord will furnish Subtenant with a copy of such statement or demand, together with Sublandlord's statement of the amount of any such Tenant Surcharges, and Subtenant shall pay to Sublandlord the amount of such Tenant Surcharges within five (5) days after Subtenant's receipt of such statement or demand; provided, however, that in any instance in which Subtenant shall receive any such statement or demand directly from Overlandlord, Subtenant may pay the amount of the same directly to Overlandlord. Payments shall be made pursuant to this Section 12.1 notwithstanding the fact that the statement to be provided by Sublandlord may be furnished to Subtenant after the expiration of the Sublease Term and notwithstanding the fact that by its terms this Sublease shall have expired or have been cancelled or terminated.

13.
13.1           Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made by mailing the same by registered or certified mail, return receipt requested, or by nationally recognized overnight delivery service which provides for a signed receipt upon delivery, addressed to the party for whom intended at its address as aforesaid, except that, after the Sublease Commencement Date, Subtenant's address shall be deemed to be the Premises unless Subtenant shall give notice to the contrary. Notices to Subtenant pursuant to this provision shall be directed to Subtenant's general counsel. Either party, however, may designate such new or other address or persons to which such notices, demands or communications thereafter shall be given, made or mailed by notice given in the manner prescribed herein. Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of the mailing thereof.

14.
14.1           Subtenant shall pay all charges payable under the Sublease for all electric current used in the Premises without markup by the Sublandlord. Notwithstanding anything to the contrary contained herein or in the Overlease, Sublandlord and Subtenant shall mutually agree on an equitable method to establish accurate electrical charges for any portion of the Premises served by a common electrical meter.
14.2           Subtenant's use of electric current in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. Subtenant shall not make or perform or permit the making or performing of, any alterations to wiring installations or other electrical facilities in or serving the Premises without the prior consent of Overlandlord and Sublandlord in each instance. Subtenant hereby agrees to pay all costs of operating such alternative or additional lighting, appliances and equipment, and agrees to indemnify Sublandlord for any and all costs which may be charged to Sublandlord by reason of Subtenant's installation or use of such alternative or additional lighting, appliances and equipment. If, as a condition to giving its consent to such installation, Overlandlord requires Sublandlord to pay for the additional facilities needed to provide the additional capacity, Subtenant will, as and when such payment or payments are required to be made, pay Sublandlord the amount of such payment or payments.

15.
15.1           Subtenant may make no changes, alterations, additions, improvements or decorations in, to or about the Premises without Overlandlord's and Sublandlord's prior written consent, which in the case of Sublandlord shall not be unreasonably conditioned, withheld or delayed, and further provided that Sublandlord shall use reasonable efforts to obtain Overlandlord's consent as provided in Section 6.2 above
Upon the expiration of the Sublease Term, Subtenant shall remove any alterations, additions, improvements or decorations affixed to the Premises from or about the Premises or otherwise restore the Premises to the original condition of the Premises on the Sublease Commencement Date, unless such alterations, additions, improvements or decorations were made pursuant to consents obtained from Sublandlord and Overlandlord as required above, in which case Subtenant shall have no obligation to remove such alterations, additions, improvements or decorations or otherwise restore the Premises. Upon the expiration of the Sublease Term, Subtenant shall remove its personal property from the Premises.
15.2           Subtenant may install signage on 8th floor of the Building, in compliance with Building requirements, and, if required, with the approval of the Sublandlord and the Overlandlord. Sublandlord agrees to use its best efforts to obtain Overlandlord's consent, if required, to include, on the movable signage currently used by Sublandlord, a reference to the location of Subtenant's reception area at the Premises.

16.
16.1           Subtenant agrees to look solely to Sublandlord's estate and interest in this Sublease, and the Premises, which shall include, but not be limited to (a) a sum equal to the amount of rent, and additional rent paid hereunder, plus (b) the cost of any rent and additional rent, tenant improvement costs (including telecommunications or computer networking costs) and moving costs which IntraLinks incurs for substitute premises if they become necessary as a result of Sublandlord's actions or omissions, for the satisfaction of any right or remedy of Subtenant for the collection of a judgment (or other judicial process) requiring the payment of money by Sublandlord, in the event of any liability by Sublandlord, and no other property or assets of Sublandlord shall be subject to levy, execution, attachment, or other enforcement procedure for the satisfaction of Subtenant's remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder, or Subtenant's use and occupancy of the Premises, or any other liability of Sublandlord to Subtenant.
16.3           Notwithstanding anything to the contrary elsewhere herein, Sublandlord and Subtenant shall each protect, indemnify and save the other harmless from and against all reasonable costs and expenses (including, without limitation, reasonable counsel fees), liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims and demands of every kind and nature whatsoever, by or on behalf of any person, party, governmental authority or other entity (including, without limitation, all persons claiming by or through Sublandlord or Subtenant), by reason or arising out of any act or failure to act by Sublandlord or Subtenant, as the case may be, their officers, employees, agents, representatives, contractors, subcontractors, invitees, licensees, or any failure by Sublandlord or Subtenant to perform or observe any of the agreements, terms, covenants or conditions of the Overlease or this Sublease on the Sublandlord's or Subtenant's part to be performed or observed. Notwithstanding the foregoing, in no event shall either party be liable for consequential damages hereunder.

17.
17.1           So long as Subtenant pays all of the Rent and other costs or charges due under this Sublease, and performs all of Subtenant's other obligations hereunder, Sublandlord shall not disturb or terminate Subtenant's leasehold estate hereunder, subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.
18.
18.1           This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
18.2           This Sublease shall not be binding upon either party unless and until it is signed by both parties and a fully-executed counterpart thereof has been delivered to Subtenant. This Section 18.2 shall not be deemed to modify the provisions of Article 6 hereof.
18.3           This Sublease constitutes the entire agreement between the parties and all representations and understandings have been merged herein.

18.4           This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.
18.5           The term "Sublandlord" as used in this Sublease shall mean only the Sublandlord named herein, so that in the event of any assignment of the Overlease, the Sublandlord named herein shall be and hereby is entirely freed and relieved of all future covenants, obligations and liabilities of Sublandlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest that the assignee of the Overlease has assumed and agreed to carry out any and all such covenants, obligations and liabilities of Sublandlord hereunder. Notwithstanding the foregoing, Sublandlord shall remain liable to Subtenant for the return of any security deposit held as cash unless and until Sublandlord transfers the security deposit to any such assignee and such assignee has agreed in writing to return the security deposit to Subtenant in accordance with the terms of this Sublease.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.
	ATTEST.: MEREDITH CORPORATION	,

/s/ John S. Zieser
By:	John S. Zieser

	ATTEST.: INTRALINKS, INC.	,

/s/ Gary Hirsch
By:	Gary Hirsh
Senior Vice President and General Counsel
IntraLinks, Inc.

STATE OF IOWA	)
	:	ss.:
COUNTY OF POLK	)

On the 27th day of Sept., in the year 2007, before me personally came John S. Zieser, to me known, who being by me duly sworn, did depose and say that he resides in W. Des Moines, Iowa; that he is the CDO, Gen. Counsel and Secretary of Meredith Corp., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said Meredith Corporation.

/s/ Teresa T. Rinker
Notary Public

Teresa T. Rinker Commission No. 121726 My Commission Expires Oct. 1, 2009

STATE OF NEW YORK	)
	:	ss.:
COUNTY OF NEW YORK	)

On the 24th day of September, in the year 2007, before me personally came Gary Hirsch, to me known, who being by me duly sworn, did depose and say that he resides in Wilton, CT; that he is the SVP of IntraLinks, Inc., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the board of directors of said IntraLinks, Inc..

/s/ Bridget S. Bowman
Notary Public

Bridget S. Bowman Notary Public State of New Jersey No. 2286977 My Commission Expires 4/25/2012

EXHIBIT A

OVERLEASE DOCUMENTS

Agreement of Lease dated September 6, 1996 between Hiro Real Estate Co., as Landlord, and Gruner + Jahr Printing and Publishing Company, as Tenant

First Amendment of Lease dated as of October 29, 1996 between Hiro Real Estate Co., as Landlord, and Gruner + Jahr Printing and Publishing Company, as Tenant

Second Amendment of Lease dated as of March 26, 1997 between Hiro Real Estate Co., as Landlord, and Gruner + Jahr Printing and Publishing Company, as Tenant

Assignment of Lease dated as of July 1, 2005 between Gruner + Jahr Printing and Publishing Company, as Assignor and Meredith Corporation, as Assignee

Consent to Assignment dated as of June 30, 2005 between Hiro Real Estate Co., Gruner + Jahr Printing and Publishing Company and Meredith Corporation

Exhibit C (page 1 of 2)

Meredith
CORPORATION
K
A
42ND ST.
41ST ST.
LEXINGTON AVE.
3RD AVE.
ITEMS SHOWN ON LEGEND ARE NOT NECESSARILY INCLUDED IN SCOPE OF WORK. CONTRACTOR SHALL USE DRAWINGS TO DEFINE SCOPE OF WORK.
KEY PLAN
Meredith
CORPORATION
150 E 42ND ST.
NEW YORK, NY 10017
8TH FLOOR
LEGENDS, SCHEDULES AND NOTES
TS-1

Exhibit C (page 2 of 2)

Meredith
CORPORATION
NEW YORK, NY 10017
8TH FLOOR
PLANS AND DETAILS
A-1-8